Exhibit (a)(29)

ARTICLES SUPPLEMENTARY

TO THE

ARTICLES OF INCORPORATION

OF

TCW FUNDS, INC.

TCW FUNDS, INC. a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors, has duly classified and reclassified the one hundred and seventy-eight billion (178,000,000,000) shares that the Corporation previously was authorized to issue. Of those one hundred and seventy-eight billion (178,000,000,000) shares:

(a)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Select Equities Fund, Institutional Class (or Class I) shares;

(b)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Core Fixed Income Fund, Institutional Class (or Class I) shares;

(c)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW High Yield Bond Fund, Institutional Class (or Class I) shares;

(d)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Total Return Bond Fund, Institutional Class (or Class I) shares;

(e)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Short Term Bond Fund, Institutional Class (or Class I) shares;

(f)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Small Cap Growth Fund, Institutional Class (or Class I) shares;

(g)	Five billion (5,000,000,000) shares were classified as TCW Money Market Fund, Institutional Class (or Class I) shares;

(h)	Two billion (2,000,000,000) shares were classified as TCW Value Opportunities Fund, Institutional Class (or Class I) shares;

(i)	Two billion (2,000,000,000) shares were classified as TCW International Equities Fund, Institutional Class (or Class I) shares;

(j)	Two billion (2,000,000,000) shares were classified as TCW Equities Fund, Institutional Class (or Class I) shares;

(k)	Two billion (2,000,000,000) shares were classified as TCW Emerging Markets Income Fund, Institutional Class (or Class I) shares;

(l)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Select Equities Fund, Investor Class (or Class N) shares;

(m)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Core Fixed Income Fund, Investor Class (or Class N) shares;

Exhibit (a)(29)

(n)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW High Yield Bond Fund, Investor Class (or Class N) shares;

(o)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Total Return Bond Fund, Investor Class (or Class N) shares;

(p)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Short Term Bond Fund, Investor Class (or Class N) shares;

(q)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Small Cap Growth Fund, Investor Class (or Class N) shares;

(r)	Five billion (5,000,000,000) shares were classified as TCW Money Market Fund, Investor Class (or Class N) shares;

(s)	Two billion (2,000,000,000) shares were classified as TCW Value Opportunities Fund, Investor Class (or Class N) shares;

(t)	Two billion (2,000,000,000) shares were classified as TCW International Equities Fund, Investor Class (or Class N) shares;

(u)	Two billion (2,000,000,000) shares were classified as TCW Equities Fund, Investor Class (or Class N) shares;

(v)	Two billion (2,000,000,000) shares were classified as TCW Emerging Markets Income Fund, Investor Class (or Class N) shares;

(w)	Two billion (2,000,000,000) shares are classified as TCW Focused Equities Fund, Institutional Class (or Class I) shares;

(x)	Two billion (2,000,000,000) shares are classified as TCW Focused Equities Fund, Investor class (or Class N) shares;

(y)	Two billion (2,000,000,000) shares are classified as TCW Diversified Value Fund, Institutional Class (or Class I) shares;

(z)	Two billion (2,000,000,000) shares are classified as TCW Diversified Value Fund, Investor Class (or Class N) shares;

(aa)	Two billion (2,000,000,000) shares are classified as TCW Relative Value Small Cap Fund, Institutional Class (or Class I) shares;

(bb)	Two billion (2,000,000,000) shares are classified as TCW Relative Value Small Cap Fund, Investor Class (or Class N) shares;

(cc)	Two billion (2,000,000,000) shares are classified as TCW Dividend Focused Fund, Institutional Class (or Class I) shares;

(dd)	Two billion (2,000,000,000) shares are classified as TCW Dividend Focused Fund, Investor Class (or Class N) shares;

(ee)	Two billion (2,000,000,000) shares are classified as TCW Select Equities Fund, Advisor Class (or Class K) shares;

Exhibit (a)(29)

(ff)	Two billion (2,000,000,000) shares are classified as TCW Equities Fund, Advisor Class (or Class K) shares;

(gg)	Two billion (2,000,000,000) shares are classified as TCW Relative Value Small Cap Fund, Advisor Class (or Class K) shares;

(hh)	Two billion (2,000,000,000) shares are classified as TCW Value Opportunities Fund, Advisor Class (or Class K) shares;

(ii)	Two billion (2,000,000,000) shares are classified as TCW Dividend Focused Fund, Advisor Class (or Class K) shares

(jj)	Four billion (4,000,000,000) shares are classified as TCW Growth Equities Fund, Institutional Class (or Class I) shares; and

(kk)	Four billion (4,000,000,000) shares are classified as TCW Growth Equities Fund, Investor (or Class N) shares.

(ll)	Two billion (2,000,000,000) shares are classified as TCW Spectrum Fund, Institutional Class (or Class I) shares;

(mm)	Two billion (2,000,000,000) shares are classified as TCW Spectrum Fund, Investor Class (or Class N) shares;

(nn)	Two billion (2,000,000,000) shares are classified as TCW Large Cap Growth Fund, Institutional Class (or Class I) shares; and

(oo)	Two billion (2,000,000,000) shares are classified as TCW Large Cap Growth Fund, Investor class (or Class N) shares.

(pp)	Two billion (2,000,000,000) shares are classified as TCW Conservative Life Plan Fund, Institutional Class (or Class I) shares;

(qq)	Two billion (2,000,000,000) shares are classified as TCW Conservative Life Plan Fund, Investor Class (or Class N) shares;

(rr)	Two billion (2,000,000,000) shares are classified as TCW Moderate Life Plan Fund, Institutional Class (or Class I) shares;

(ss)	Two billion (2,000,000,000) shares are classified as TCW Moderate Life Plan Fund, Investor Class (or Class N) shares;

(tt)	Two billion (2,000,000,000) shares are classified as TCW Global Aggressive Life Plan Fund, Institutional Class (or Class I) shares;

(uu)	Two billion (2,000,000,000) shares are classified as TCW Global Aggressive Life Plan Fund, Investor Class (or Class N) shares.

(vv)	Two billion (2,000,000,000) shares are classified as TCW Balanced Fund, Institutional Class (or Class I) shares; and

(ww)	Two billion (2,000,000,000) shares are classified as TCW Balanced Fund, Investor Class (or Class N) shares.

Exhibit (a)(29)

(xx)	Two billion (2,000,000,000) shares are classified as TCW Growth Fund, Institutional Class (or Class I) shares;

(yy)	Two billion (2,000,000,000) shares are classified as TCW Growth Fund, Investor Class (or Class N) shares;

(zz)	Seventy billion two million (70,002,000,000) shares are unclassified.

SECOND: The Institutional Class (or Class I) capital stock, the Investor Class (or Class N) capital stock and the Advisor Class (or Class K) capital stock of the Corporation represents interests in the same investment portfolio of the Corporation. All shares of each particular class of the Corporation shall represent an equal proportionate interest in that class and each share of any particular class shall be equal to each other share of that class. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of the Institutional Class (or Class I) shares, Investor Class (or Class N) shares and Advisor Class (or Class K) shares shall be as set forth in the Corporation’s Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the 1940 Act.

IN WITNESS WHEREOF, TCW Funds, Inc. has caused these Articles Supplementary to be executed by its Senior President and witnessed by its Secretary on this 29th day of July, 2008. The Senior President of the Corporation acknowledges that the Articles Supplementary are the act of the Corporation, that to best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

TCW Funds, Inc.

By:	/s/ Ronald R. Redell
Ronald R. Redell
Senior Vice President

ATTEST:	/s/ Philip K. Holl
Philip K. Holl
Secretary